Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company on Form S-3 of our report dated February 20, 2002 (March 28, 2002 as to Note 18), appearing in the Registration Statement on Form 10 of Allstate Life Insurance Company for the year ended December 31, 2001 filed on April 24, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Chicago, Illinois
December 31, 2002




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Exhibit 23(b)


                                   CONSENT OF
                                 FOLEY & LARDNER


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus describing the Custom Plus Annuity Contracts included in the initial Form S-3 Registration Statement of Allstate Life Insurance Company.


                                            /s/  Foley & Lardner
                                            FOLEY & LARNDER


Washington, D.C.
December 17, 2002